UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2006

CALPINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

Commission File Number: 001-12079

I.R.S. Employer Identification Number: 77-0212977

50 West San Fernando Street

San Jose, California 95113

Telephone: (408) 995-5115

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 — REGULATION FD DISCLOSURE

Calpine Construction Finance Company, L.P. (“CCFC”), a subsidiary of Calpine Corporation, has notified holders of its First Priority Senior Secured Institutional Term Loans due 2009 (“Term Loans”) and Second Priority Senior Secured Floating Rate Notes due 2011 (“Senior Notes”) that Calpine Energy Services, L.P. (“CES”) failed to pay a portion of a payment due under the Index Based Gas Sale and Power Purchase Agreement dated as of August 14, 2003, as amended (the “Index Based PPA”), among CCFC, certain subsidiaries of CCFC, and CES. The failure to make the payment, which relates to a hedging transaction under the Index Based PPA, by April 6, 2006, constituted a default under the instruments governing the Term Loans and the Senior Notes as of April 7, 2006. If such default is not cured within 60 days after its occurrence, or if the Index Based PPA is not replaced with a substantially similar agreement within such 60-day period, such default will become an “Event of Default” under the instruments governing the Term Loans and the Senior Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ Charles B. Clark, Jr.
Charles B. Clark, Jr.
Senior Vice President, Controller and Chief Accounting Officer

Date: April 12, 2006